This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

Exhibit 99.3

PACIFIC OAK
CAPITAL ADVISORS


Office


Multifamily


Lands
Bruce Woodbury Beltway

PACIFIC OAK SOR (BVI) Holdings LTD

Capital Market Presentation Update
Based on Q1-2023 Reports

-May 2023-


Single Family Rentals


Hotel
QUEEN & CRESCENT

2 Disclaimer This presentation does not constitute an offer of securities by Pacific Oaks SOR (BVI) Holdings Ltd (hereinafter: the "Company") to the public and should not be construed as an offer of securities to the public. This presentation is a principled and marketing presentation of the company. The information contained in this presentation and any other information that will be provided during the presentation of the presentation (hereinafter: "the information") does not constitute a recommendation or opinion of an investment advisor or a tax advisor. The information is summary information only. Investing in securities in the company generally carries risk. It should be taken into account that past data does not necessarily indicate future performance. The purchase of the company's securities requires a thorough study of its financial statements and the information published by the company and a legal, accounting, taxation and economic analysis thereof. Information contained in this presentation, and in particular the summary of the company's investment portfolio by type of investment and country (as stated in slides 6 and 7) may be considered as being presented differently from the way it was presented in the company's reports, but it can be calculated from the data included in said reports. Also, the following information is presented in this presentation for the first time: annualized NOI data (as stated in slide 3), the names of the various regulators responsible for the group's activities (as stated in slide 4), liquidity data, annualized NOI of consolidated properties, NAV to Debenture Balance Ratio and Net Property Value Ratio by property type (as stated in slide 5), breakdown of the NAV to Debenture Balance Ratio a graphical presentation thereof (as stated in slide 6), graphical presentation of the development over the years of shareholders' equity, NOI, Net Debt to Net CAP and NAV to Equity Ratio (as stated in slide 7), a graphical presentation of the increase in the residential component of the property portfolio of the Company by equity value (as stated in slide 8), details of a transaction for the sale of a small office property as well as the potential sale of properties which the Company identified as part of its normal business (as stated in slide 9), part of the Sale Price Vs Cost basis, Investment Cost Basis, Sale Price data (as stated in slide 10), the debt repayment schedule as of March 31, 2023 and information with regard to the negotiations conducted by the Company for the refinancing of loans as part of its normal course of business (as stated in slide 13), details of the issuance of the Debentures (Series C) being considered by the Company, as well as part of the details of the collateral for the aforementioned Debentures, including details of the environment of the properties and transaction history of the Group in connection with the properties (as stated in slides 15-26), gross profit data of the property portfolio by property (as stated in slide 28), occupancy data of the property portfolio of the Company, by property, in the past four quarters (as stated on slide 29), book value, debt and LTV Ratio data as of March 31, 2023 (as stated in slides 30-32), a summary of the securities portfolio of the Company as of March 31, 2023 and as of May 15, 2023 (as stated in slide 33). The information below constitutes "forward-looking information" as defined in the Securities Law (1968) (hereinafter: the "Information"): the company's plan regarding the property portfolio (as stated in slide 8), details of the cash flow from sale agreements as well as from the sale of additional potential properties (as stated in slide 10), the repayment schedule until 2027 and information about negotiations conducted by the Company for the refinancing of loans as part of its normal course of business (as stated in slide 13), the assessment of the Company with regard to the negotiations in connection with the financing of the William 110 property and the rental agreement therein (as stated in slide 14), the assessment of the Company with regard to the market environment of the Park Highlands property(as stated in slide 22. The company's assessments regarding the information are based on the information available to the company, economic calculations made by the company and projects with similar characteristics (including in geographic areas and in general). The realization of all or part of the forward-looking information or in a different way than observed, or its non-realization, will be affected, among other things, by the risk factors that characterize the company's activities, as well as by the developments in the economic environment and external factors that affect the company in its fields of activity. The company has no certainty that its estimates, plans and expectations will be realized, and therefore the results of the activity may differ substantially from the results estimated or implied from this information. For details regarding macroeconomic effects, see section 1.6.8 of Chapter A of the 2022 Periodic Report, section 2.6 of the Board of Directors' Report as of March 31, 2023, and for details regarding the risk factors applicable to the company, see section 1.18 of Chapter A of 2022 Periodic Report of the Company. Regarding forward-looking information in connection with sale transactions at the Park Highland property, the company's estimates are based on the sales agreements and the ongoing dialogue with the buyers. The aforementioned information may not materialize to the extent that there are adverse changes in the real estate market in the area where the property is located, due to the non-fulfillment of the conditions precedent to the agreements, the withdrawal of the purchasers from the agreements, as well as due to the materialization of the risk factors detailed in section 1.18 of the 2022 Periodic Report. Regarding forward-looking information in connection with the terms and conditions for the financing agreement and the lease agreement at the 110 William property, as well as for the negotiations taking place in connection with the refinancing of additional loans as part of the normal course of business of the Company, the company's estimates with respect thereto are based on the terms and conditions that exist with the lenders and the lessee, as the case may be, draft agreements and term sheets that have been exchanged between the parties (as applicable).. The said information may not be realized at all or may be realized partially or differently from what is described in the presentation due to changes in the conditions that will be agreed upon within the aforementioned negotiations and conditions, insofar as the aforementioned negotiations do not mature into binding financing and rental agreements, as applicable, Due to adverse changes in the real estate market in the area where the properties are located as well as due to the materialization of the risk factors listed in section 1.18 of the 2022 Periodic Report.

3 About Pacific Oak Multifamily: 1180 Raymond Boulevard, Newark, NJ Pacific Oak Group was established by Keith Hall and Peter McMillan III. Its professional advisory company, Pacific Oak Capital Advisors, serves as advisor to Pacific Oak SOR (BVI) Holdings LTD (“the Company”), advisor to the Company’s parent Pacific Oak Strategic Opportunity REIT which is a public non-traded REIT in the U.S., and U.S. asset manager for Keppel Pacific Oak US REIT (“KORE”) which is a publicly traded REIT on the main board of the Singapore Exchange Securities Trading Limited (SGX-ST). The group has approximately $4 billion of real estate assets under management. Company Figures as of Q1-2023: Shareholder Equity is: $897M Net Debt to Net Cap is: 55.1%(1) Annualized NOI(2): $68.1M (Annualized NOI for Consolidated Investments) ; $75.7M (Annualized NOI including the Company’s share of unconsolidated joint venture properties) S&P Maalot Bond B rating is ilAA- Strong track record in the Israel Capital Market - The first bonds in the Israeli Market were issued about 7 Years ago. The group has been a public (non-traded) REIT in the U.S since 2010. (1) Based on the estimated fair values reflected in the Statement of Financial Position as of March 31, 2023, and the calculation methodology for the net debt to net cap ratio in the Series B bond indenture. (2) NOI is the Q1 2023 amount, annualized, and includes dividend income from real estate equity securities. Amounts are adjusted for the Company’s share of consolidated and unconsolidated joint venture properties.

4 The Group Regulatory Compliance (1) U.S. financial industry’s self-regulatory organization that regulates the activities of brokerage firms and stockbrokers. It is responsible for overseeing and enforcing compliance with U.S. securities laws and regulations, as well as promoting transparency and fairness in the U.S. financial industry. (2) A leading securities and derivatives exchange in Asia, based in Singapore. U.S. Securities and Exchange Commission (“SEC”) Pacific Oak Strategic Opportunity REIT Financial Industry Regulatory Authority (“FINRA”)(1) Pacific Oak Capital Markets Israel Securities Authority (“ISA”) Pacific Oak SOR (BVI) Holdings LTD Singapore Exchange Securities Trading Limited(2) Keppel Pacific Oak US REIT (“KORE”) Pacific Oak Group’s companies are subject to the oversight and rules of multiple regulatory bodies including:

Financial Profile, as of March 31, 2023

Shareholder Equity

$897M

Total Liquidity[1]

$215M

Investment Properties[2]

$1,655M

Company Share in the Value of JV's

$138M

Bond Collateral[3]

Liquidity	17.9%
Office	29.3%
Residential	26.4%
Land	28.6%
Hotel	1.5%
Other Assets/(Liabilities), net	(3.7)%

Net Debt to Net Cap

55.1%

Bond Coverage[3]:

3.73x

Annualized NOI for Consolidated Investments[4]:

$68M

Interest Coverage for Consolidated Investments[4]:

1.21x

Bond B Rating[5]:

ilAA-

Maalot-S&P


Office


Hotel


Residential


Lands
Northwest Village 1
Northeast Village 2
UNDER CONTRACT
SOLD
SOLD
SOLD
SOLD
Southwest Village 3
Southeast Village 4
Land Use Legend

(1) Total of cash and cash equivalents of $122.7 million, restricted cash of $44.6 million, and equity securities valued at $48.1 million.
(2) Total of (i) investment properties and (ii) property plant and equipment – hotels, net.
(3) Bond collateral calculated as owner's net equity plus bonds net, and bond coverage is calculated as bond collateral divided by bond principal. See next slide for additional details.
(4) Reflects the Q1-2023 annualized NOI (including the dividend income from equity securities) and interest expense (excluding loan fee and discount amortization), for consolidated investments and debt. Except for the hotel where the annualized NOI is the amount for the trailing twelve months due to the seasonal nature of its operations. Amounts are adjusted for the Company's share of joint venture properties. Amounts for unconsolidated investments are excluded because (i) the Company is not currently receiving distributions from these investments and (ii) the Company lacks unilateral control over the investment entities.
(5) Series B bond rating is AA- and corporate rating is A+

PACIFIC OAK
CAPITAL ADVISORS

5

Bond Coverage[1], as of March 31, 2023

Bond Collateral	March 2023 Value ($000's)[2]	% of Total
Cash & Cash Equivalents	$ 122,673	10.2%
Restricted Cash[3]	44,628	3.7%
Equity Securities	48,120	4.0%
Subtotal – Liquidity	**$ 215,421**	**17.9%**
Equity Value in Office[2]	353,716	29.3%
Equity Value in Residential (SFR & Apartments)[2]	319,080	26.4%
Equity Value in Land[2], [4]	344,781	28.6%
Equity Value in Hotel[2]	18,256	1.5%
Subtotal – Equity Value in Properties	**$ 1,035,833**	**85.8%**
Other Assets/(Liabilities), net [5]	(44,180)	(3.7%)
Total – Bond Collateral Value (Owner's Net Equity + Bonds Net)	**$ 1,207,074**	**100.0%**



Bond Coverage(1), as of March 31, 2023
$1,200,000
$1,100,000
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
($100,000)
Total, $1,207,074
Equity in Offices, $353,716
Equity in Non-Offices, $682,117
Liquidity, $215,421
Other, ($44,180)
$323,781
The bond principal is paid in 3 equal payments between the years 2026-2024
Bond Collateral
Bond Principal

PACIFIC OAK CAPITAL ADVISORS

(1) Owner's net equity plus bonds net, divided by bond principal.
(2) Using figures reflected in the Statement of Financial Position, except for Q&C Hotel which is reflected at the estimated fair value but carried in the Statement of Financial Position on a cost basis in accordance with International Financial Reporting Standards. Equity value in properties is calculated as the property estimated fair value, less secured debt principal balance, for consolidated and unconsolidated properties adjusted for the Company's share of joint venture properties.
(3) Consists of $6.9 million for the bond interest reserve, $14.3 million for collateral required by the counterparty to the Company's foreign currency hedge, $3.9 million for Park Highlands development obligations, and $19.5 million for other items including lender required reserves.
(4) Of the equity value in land, $293 million relates to Park Highlands (of which $109 million is currently under sales contract), $20.1 million relates to Richardson developable land, and $33.3 million relates to the value net of the ground lease liability in 210 W. 31st Street which is a redevelopment project in New York, NY.
(5) Total of other assets and liabilities in the Statement of Financial Position, which, combined with the liquidity and equity values in properties presented previously, equals the bond collateral value (owner's equity plus bond principal).

6

7 Financial Performance(1) 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 2018 2019 2020 2021 2022 2023-Q1 Shareholders Equity in $ Millions (1) Reflects the acquisition of Pacific Oak Strategic Opportunity REIT II, Inc. beginning with the merger date of October 5, 2020. 30.00% 40.00% 50.00% 60.00% 70.00% 80.00% 90.00% 100.00% 2018 2019 2020 2021 2022 2023-Q1 Net Debt to Net Cap 40 45 50 55 60 65 70 75 80 85 2018 2019 2020 2021 2022 2023 Q1- Annaulaized NOI in $ Millions - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 2018 2019 2020 2021 2022 2023-Q1 (Equity + Bonds) to Bonds Ratio

8 Portfolio Strategic Shift, to SFR & Apartments(1) (1) Figures reflect the Company’s equity values, calculated as property estimated fair value less secured debt principal and net of minority interests in consolidated and unconsolidated joint ventures. As of Sep. 30th, 2015 (the financial figures prior to the Bond A offering) As of March. 31st, 2023 The Company’s strategy is to continue this shift in the coming years.

Successful Long Term Track Record in Value Creation

The Company's strategies have been validated by its strong track record of realized value growth. The Company's property sales have generated $374 million of profit relative to its cost basis, representing a 26% unlevered realized gain over the cost basis. Consistent with the prior years, the Company will continue in the future to sell properties when they have reached their potential.

Company's Disposition History

Property	Acquisition Date	Disposition Date	Sq. Ft.	Sale Price, net [1]	Cost Basis at Sale [2]	Sale Price vs. Cost Basis
Roseville [3]	Jun-11	Multiple	113,341	$ 7,989,000	$ 6,022,930	$ 1,966,070
Richardson Portfolio [3]	Nov-11	Multiple	293,887	38,592,133	25,983,292	12,608,841
Powers Ferry Landing (6151 & 6201 Bldgs) [3]	Sep-12	Oct-13	246,475	18,540,128	11,856,283	6,683,845
Village Overlook [3]	Aug-10	Aug-14	34,830	1,485,000	2,536,236	(1,051,236)
1635 N. Cahuenga [3]	Aug-11	Mar-15	34,666	16,389,000	8,857,643	7,531,357
Academy Point [3]	Nov-10	Sep-15	92,099	3,500,000	4,599,826	(1,099,826)
50 Congress Street [3]	Jul-13	May-17	179,872	78,784,521	55,181,314	23,603,206
SREIT (11 Properties) [4]	Multiple	Nov-17	3,103,313	795,385,695	670,876,898	124,508,797
Central Building	Jul-13	Jul-18	193,968	67,351,484	39,873,064	27,478,420
Westpark Portfolio	May-16	Nov-18	782,035	166,424,343	144,668,958	21,755,386
Bedford	Jan-14	Jan-19	49,220	43,786,766	41,415,046	2,371,720
Burbank	Dec-12	Jul-19	39,035	25,900,000	18,806,736	7,093,264
125 John Carpenter	Sep-17	Nov-19	445,317	99,557,239	88,900,923	10,656,316
City Tower	Mar-18	Jul-21	435,177	146,889,055	163,657,096	(16,768,041)
Springmaid Beach Resort	Dec-14	Sep-22	N/A	91,000,000	69,521,367	21,478,633
Park Highlands	**Multiple**	**Multiple**	**N/A**	**186,355,134**	**60,745,926**	**125,609,209**
Total			**6,043,235**	**$ 1,787,929,498**	**$ 1,413,503,539**	**$ 374,425,959**

(1) Equals the sale price, net of seller concessions, without adjustment for joint venture partners' share of joint ventures. Excludes selling costs and fees.
(2) Equals the acquisition price (excluding acquisition costs and fees) plus capital expenditures and allocated cost for acquisitions of minority interests in joint ventures, without adjustment for joint venture partners' share of joint ventures. Excludes depreciation recorded on the books. For Springmaid Beach Resort, the cost basis reflects the acquisition price paid to the third-party seller by Pacific Oak Strategic Opportunity REIT II ("SOR II"), not the purchase price allocation booked by the Company upon its merger with SOR II, so as to demonstrate the performance achieved by the Company's Advisor.
(3) Properties were sold prior to the Company's initial bond offering on TASE in March 2016.
(4) Reflects the sale of 11 properties to subsidiaries of Keppel-KBS US REIT, a then newly formed Singapore real estate investment trust (the "SREIT") which was listed on the Singapore Stock Exchange. The SREIT has been renamed Keppel Pacific Oak US REIT.

PACIFIC OAK

9

10 Potential Asset Sales (1) (1) As of March 31, 2023. (2) The Company is currently holding a buyer deposit of $17 million related to the Park Highlands Village 1 sales scheduled to close in October 2023 and October 2024, and so the Company will give the buyer credit for, and the Company’s proceeds will be reduced by, the deposit upon closing. The Company has assets under sales contract(1) that are expected to generate equity of $115.3 million (before selling costs, fees, and a buyer deposit credit(2)). • $48 million from a Park Highlands Village 1 sale scheduled to close in October 2023 • $61 million from a Park Highlands Village 1 sale scheduled to close in October 2024 • $6.3 million from a small office sale scheduled to close in Q2 2023. The Company has identified additional assets which could be ready for sale over the remainder of 2023 and 2024, which could generate additional equity proceeds of up to $400 million (before selling costs and fees). • $210 million from land sales • $90 million from office sales • $90 million from other property sales

Debt by Rate Type, as of March 31, 2023

Consolidated Debt

Rate Type	Principal Balance ($000's)[1]	% of Total	Effective Interest Rate[2]
Fixed-Rate Bonds	$ 323,781	30.6%	3.93%
Fixed-Rate Secured Debt	233,490	22.1%	4.21%
Floating-Rate Hedged	170,403	16.1%	6.90%
Floating-Rate	329,146	31.2%	7.16%
Total	**$ 1,056,820**	**100.0%**	**5.48%**

110 William Street Debt (Unconsolidated, Floating-Rate Unhedged)

Rate Type	Principal Balance ($000's)[1]	% of Total	Effective Interest Rate[2]
Floating-Rate Senior Debt	$ 248,669	74.4%	8.83%
Floating-Rate Mezzanine Debt	85,740	25.6%	14.33%
Total	**$ 334,409**	**100.0%**	**10.24%**

353 Sacramento Street Debt (Unconsolidated, Floating-Rate Hedged)

Rate Type	Principal Balance ($000's)[1]	% of Total	Effective Interest Rate[2]
Floating-Rate Hedged Senior Debt	$ 89,600	80.0%	7.53%
Floating-Rate Hedged Mezzanine Debt	22,400	20.0%	13.28%
Total	**$ 112,000**	**100.0%**	**8.68%**

- **68.8% of consolidated debt is fixed-rate debt or floating-rate debt that's hedged[3], limiting the Company's interest rate risk.**
- **110 William Street debt is considered a unique and temporary situation, as the Company is negotiating a debt restructure with the lender group and a large lease to stabilize the property. For further information, see slide 14.**

PACIFIC OAK

(1) Not adjusted for the Company's share for properties owned via joint ventures.
(2) Effective interest rates reflect the impact of any hedges, and are as of March 31, 2023
(3) Hedges are interest rate caps which expire upon the underlying debt maturities in 2023 & 2024. At expiration, the Company can enter into a new rate hedge, which would reflect the economics and rate curve in the market at that time.

11

Debt by Property Type, as of March 31, 2023

Consolidated Debt

Property Type	Principal Balance ($000's)(1)	% of Total	Loan-to-Value (LTV) %	Effective Interest Rate
Office	$ 390,189	36.9%	59.7%	6.95%
SFR & Apartments	318,134	30.1%	52.5%	5.10%
Hotel	24,716	2.4%	54.9%	7.40%
Land	-	0.0%	0.0%	N/A
Subtotal – Secured Debt	**$ 733,038**	**69.4%**	**44.4%**	**6.16%**
Series B Bonds	323,781	30.6%		3.93%
Total – All Debt	**$ 1,056,820**	**100.0%**	**64.0%**	**5.48%**

Unconsolidated Debt

Property Type	Principal Balance ($000's)(1)	% of Total	Loan-to-Value (LTV) %	Effective Interest Rate
110 William Street (Office)	$ 334,409	74.9%	83.2%	10.24%
353 Sacramento Street (Office)	112,000	25.1%	55.3%	8.68%
Subtotal – Secured Debt	**$ 446,409**	**100.0%**	**73.8%**	**9.87%**

- **44.4% secured loan-to-value, for the consolidated debt.**
- **51.0% net loan-to-value, for the consolidated debt.(2)**
- **110 William Street debt is considered a unique and temporary situation, as the Company is negotiating a debt restructure with the lender group and a large lease to stabilize the property. For further information, see slide 14.**

PACIFIC OAK

(1) Not adjusted for the Company's share for properties owned via joint ventures.
(2) Net loan-to-value ratio calculated as (i) total consolidated debt net of liquidity (which is the total of cash and cash equivalents of $122.7 million, restricted cash of $44.6 million, and equity securities valued at $48.1 million), divided by (ii) total consolidated property value (which is the total of investment properties reflected in the Statement of Financial Position plus the estimated fair value for Q&C Hotel since it has to be carried on a cost basis in the Statement of Financial Position in accordance with International Financial Reporting Standards).

12

Debt Maturities, as of March. 31, 2023

			Fully Extended Maturities							
	Current Maturity	Fully Extended Maturity	2023	2024	2025	2026	2027	Thereafter	Total	
Consolidated Office Debt:										
Georgia 400 Center	May-23	May-24	293	43,836	-	-	-	-	44,129	
The Marq	Jun-23	Jun-23	60,594	-	-	-	-	-	60,594	[1]
8 & 9 Corp. Centre	Jun-23	Jun-23	47,795	-	-	-	-	-	47,795	[1]
Park Centre	Jun-23	Jun-24	322	25,831	-	-	-	-	26,152	[1]
Oakland City Center	Sep-23	Sep-23	84,750	-	-	-	-	-	84,750	[1]
Richardson (JV)	Nov-23	Nov-23	18,754	-	-	-	-	-	18,754	
Madison Square (JV)	Oct-24	Oct-29	-	-	-	-	-	17,962	17,962	
Crown Pointe	Apr-25	Apr-27	-	-	-	-	54,738	-	54,738	
Lincoln Court	Aug-25	Aug-28	-	-	-	-	-	35,314	35,314	
Subtotal			212,508	69,667	-	-	54,738	53,276	390,189	
Unconsolidated Office Debt (at SOR Share):										
110 William (JV)	Jun-23	Jun-23	200,645	-	-	-	-	-	200,645	[2]
353 Sacramento (JV)	Dec-24	Dec-26	-	-	-	61,600	-	-	61,600	
Subtotal			200,645	-	-	61,600	-	-	262,245	
Consolidated SFR & Apartment Debt:										
Lofts at NoHo (JV)	Sep-23	Sep-24	-	71,536	-	-	-	-	71,536	
1180 Raymond	Dec-23	Dec-23	31,070	-	-	-	-	-	31,070	[1]
Pacific Oak Residential Trust	Oct-25 to April-26	Oct-25 to April-26	-	-	51,304	164,224	-	-	215,528	
Subtotal			31,070	71,536	51,304	164,224	-	-	318,134	
Other Debt:										
Queen & Crescent Hotel (JV)	Jan-24	Jan-24	228	24,488	-	-	-	-	24,716	
Israeli Series B Bonds	Jan-26	Jan-26	-	107,927	107,927	107,927	-	-	323,781	
Total - All Debt			**444,451**	**273,618**	**159,231**	**333,751**	**54,738**	**53,276**	**1,319,065**	

[1] The Company is examining the possible refinancing of some of the loans and also negotiates with the existing lenders and new potential lenders for such actions. As part of its negotiations, the Company has received term sheets in connection to some of its loans. Included in these loans are two loans totaling approximately $108 million which mature in early June 2023. The Company is also examining the possibility of selling one of the properties to an entity part of the Pacific Oak group, subject to approvals required according to applicable law and discuss that with the relevant lender as well. It is noted that the negotiations with the existing lenders and possible buyer regarding the two properties mentioned above may not be completed before the maturity date of the loans in these properties and the Company intends to work on completing the said negotiations with lenders and/or the potential buyer after said dates*.

[2] The Company has been actively negotiating a loan restructuring with the lender group, and anticipates the loan restructuring to close in Q2 2023. See the next slide, for further details.

NOTE, for other loans maturing in 2023: Only the Richardson loan for $18.8 million has a final maturity in 2023. The Company anticipates refinancing the Richardson loan without making a paydown, and for the other loans the Company anticipates paydowns of approximately $4.0 million in connection with exercising its contractual rights to extend the loans by one year. Although the Company anticipates extending the loans as described, there can be no assurance they will in fact be extended.

PACIFIC OAK

* Notwithstanding the said above, as of the date of this report, there is no certainty that the said term sheets will mature into binding agreements and there is no certainty that all the said loans will be refinanced, and this is in light of the fact that the Company is constantly considering the worthiness of the offers provided to it by the said lenders in connection with the extension of such loans and will act in the best way so these offers will be economically and beneficial for the Company while taking into account the scope of the offered sums and the terms of the loans in general .

13

14 110 William Update NOTE: All aforementioned information, including the Company’s expectations and estimates, are forward- looking and based on the current status of negotiations. All aforementioned information may not materialize at all or may materialize in part or differently than stated. Update regarding the financing of the property: • The Company is in final negotiations with the lender group, to restructure and refinance the current loans (which have a principal balance of $334.4 million as of March 31, 2023), and the Company expects this to close in the next 90 days. • According to the current negotiated terms for the refinance: • The senior and supplemental mortgages will initially be at the then-current principal balances, and the supplemental mortgage will provide up to $56.7 million of future advances for capital expenditures and carrying costs. • The mezzanine loan will convert to subordinated preferred equity (principal balance is $85.7 million as of March 31, 2023). • Interest will be SOFR + 2.00% for the senior mortgages, and SOFR + 3.00% for the supplemental mortgage. • Loan term will be 3 years initially with two 1-year extension options available. Update regarding the lease: • The company is simultaneously in the final stages of negotiations with a third-party tenant (AA rated high-quality credit tenant) regarding a lease for the remaining vacant space in the property. The main terms of the lease have been agreed upon. • According to the current negotiated terms of the lease agreement, the tenant will lease approximately 640,788 square feet in the property, for an annual rent of $44 per square foot (approximately $28 million per year after the full leased area is occupied), which will increase by $4 per square foot every 5 years during the lease period. • The lease period will be for 20 years, with a tenant option to extend for two additional periods of 5 years each. • The tenant will take occupancy gradually (in phases of approximately 200,000 square feet each), in accordance with the pace of progress of the tenant improvements. The current expectation is they will occupy the entirety of their space by the second half of 2025. • The Company currently estimates the tenant improvement cost to be $110 - $130 million.

Potential Bond C Offering Potential New Issuance of Bonds Secured by the Park Highlands Land and the Richardson Land 15 Park Highlands Land Richardson Land

16 Bond C - Deal Description Issuance of bonds (series C) that will be secured by a first deed mortgage (registration in the U.S.) on certain parts of the Park Highlands land and Richardson land. The mortgage will include a lien on the full rights in the assets (100% and a lien on the property corporations). Total Collateral Value: $195,180,000 Based on the demand of the tender, the company will pledge the corresponding value of land parcels to match the LTV threshold which is described in the Deed of Trust. The lands are not encumbered, and the new bond proceeds are intended to increase the company's liquidity. Part of the land which will be pledged is under contract to be sold (specifically Park Highlands Village 1, see slides 18 & 22) or will be sold in the future. In that event, with the land sale closing the company will prepay part of the bonds to match the LTV threshold described in the Deed of Trust. (1) Appraised value as of December 31, 2022. The Company did not order an updated appraisal as of March 31, 2023, and does not believe there were any changes to the collateral value in Q1 2023.

17 Park Highlands Land - Collateral Description Company share in the property 100% Location of the land North Las Vegas, Nevada Property acquisition date December 2011 & December 2013 Area of the land (current) Village I: 64.89 acres (~262.3 Dunam) Village II: 354.12 acres (~1433 Dunam) Land designation (depending on the parcel) Building rights for single-family and multifamily residential, plus commercial mixed-use for a portion of Village II Value Total: $175.1M(1) Village I: $35.6M(1) Village II: $139.5M(1) Debt No Debt The Collateral will include parts of Village I & II (not including the Village I parcels that are under sales contract and scheduled to close in October 2023). The collateral’s average value is $418K(1) per acre. SOLD UNDER CONTRACT (1) Appraised value as of December 31, 2022. The Company did not order an updated appraisal as of March 31, 2023, and does not believe there were any changes to the collateral value in Q1 2023.

18 Development of the area over the years Source: images from Google Earth As of Sep 2010 Land was acquired in December 2011 & 2013. As of July 2022

19 Park Highlands - Background Park Highlands is a master planned community in North Las Vegas, with easy access to major Las Vegas employment and the I-15 and 215 Beltway freeways. It was the first master planned community in North Las Vegas in over a decade when it opened in 2018, and is approximately 12 miles from downtown Las Vegas, 16 miles from "The Strip", and about 5 miles from Nellis Air Force Base. The property was originally a 2,675 gross acre site sold to a homebuilder group during the housing boom in the early 2000s, but changed ownership several times and ended up in bankruptcy. The company was an investor in joint ventures that acquired certain acreage in 2011 and 2013 for a total purchase price of $41 million(1), and then completed buyouts of its partners in 2016 for a total of $38 million, gaining 100% ownership of the land. (1) Prior to the Company’s initial bond offering on TASE in March 2016.

20 Park Highlands – Background (continued) At the time of the partner buyouts in 2016, the land was estimated to be 1,670 gross acres and 1,255 developable acres, with an adjusted purchase price of $68.4 million or $55K per developable acre. The company successfully negotiated entitlements and land use plans with multiple municipalities and stakeholders.

Park Highlands – Sales performance over the years

The Company has now sold 556 developable acres or 46% of its original land position, in 7 separate sales transactions from May 2017 to February 2023.

The sales transactions have ranged from 15 to 193 developable acres and $171K to $525K per developable acre (excluding the low- and high-price per acre outliers because such acres and prices are not representative of the other sales and the acres remaining to be sold).

The last sale transaction in February 2023, to one of the largest public homebuilders in the U.S., was actually at the highest price per acre to date.

Parcels	Disposition Date	Acres	Sale Price [1]	Sale Price Per Acre [1]
Sales Closed:				
Park Highlands Village 3	May-17	101.62	17,415,876	171,382
Park Highlands Village 3 South	Feb-18	25.52	2,506,563	98,220
Park Highlands Village 4	Jul-18	82.97	19,268,850	232,239
Park Highlands West	Oct-18	15.27	3,500,000	229,208
Park Highlands Village 1 PH 1 & 2	Jun-21	192.74	54,079,093	280,581
Park Highlands Casino Site	Nov-22	66.86	52,086,511	779,038
Total - Sales Closed as of Dec. 31, 2022		**484.98**	**148,856,893**	**306,934**
Park Highlands Village 1 PH 3 First Closing	Feb-23	71.43	37,498,242	524,965
Total - Sales Closed as of Feb. 28, 2023		**556.41**	**186,355,134**	**334,924**
Sales Under Contract [2]:				
Park Highlands Village 1 PH 3 Second Closing	Oct-23	114.73	49,609,906	432,406
Park Highlands Village 1 PH 4 (Series C Collateral)	Oct-24	64.89	35,600,000	548,621
Park Highlands Village 1 PH 4	Oct-24	57.24	26,517,226	463,264
Total - Sales Under Contract as of Feb. 28, 2023		**236.86**	**111,727,132**	**471,701**
Total - Sales Closed & Under Contract as of Feb. 28, 2023		**793.27**	**298,082,267**	**375,764**

PACIFIC OAK

[1] Equals the sale price, net of seller concessions including those related to infrastructure costs which can vary significantly for different parcels. Excludes selling costs and fees.

[2] Company is in possession of a $17 million non-refundable deposit which serves as security for the buyer's performance under the sales contract.

21

22 Park Highlands – Market Commentary The Company continues to expect strong interest from homebuilders for what is the final 426 developable acres available for sale, in Village 2, of Park Highlands. Especially since the master planned community, which was the first master plan in North Las Vegas in more than a decade when it opened in 2018, is located near the 215 Beltway in the city of North Las Vegas which some believe has the highest potential job growth of any area in greater Las Vegas. The community has also proven to be popular with homebuyers drawn to the relatively affordable price point and the numerous amenities. • Homebuilder confidence in the U.S. improved for a second consecutive month in February 2023, and the improvement was much more than anticipated according to the National Association of Homebuilders.(1) • The Las Vegas median resale price for single-family homes displayed what some may consider to be resilient demand in 2022 in the face of rising mortgage rates. Though the median resale price declined for several months into the close of 2022, after hitting a price peak in May 2022, the median resale price was flat comparing Dec. 2022 to Dec. 2021.(2) And time on the market remained historically low as recently as the Fall of 2022, with 56.8% of the homes sold in September 2022 being on the market for 30 days or less.(3) • The Las Vegas local economy remains in good condition. Local unemployment was 5.4% in December 2022, down from 5.6% a month ago though up from 5.0% a year ago.(4) The labor force grew by 5.1% in 2022, to 1,149,504 people in December 2022.(4) And core tourism indicators showed a robust recovery in 2022, with the number of visitors increasing by 20.5% vs. the prior year and visitation in December 2022 coming in only 4.6% below the pre-pandemic measure in December 2019.(5) • Nationally in the U.S. there remains a large undersupply of housing(6), and this gives a context and degree of momentum to all local markets. The large undersupply of housing is due, at least in part, to (i) a historically low supply of homes on the resale market as homeowners who were able to lock-in low fixed interest rates in prior years now have less incentive to sell their home and (ii) new home construction has lagged homebuyer demand dating back to the Great Recession. 1 Reuters report dated February 15, 2023, available at https://www.reuters.com/world/us/us-home-builder-confidence-extends-rebound-february-nahb-says-2023-02-15/ 2 Las Vegas Review-Journal news article dated January 6, 2023, available at https://www.reviewjournal.com/business/housing/las-vegas-home-prices-lose-all-of-2022s-gains-2707211/ 3 Las Vegas Review-Journal news article dated October 6, 2022, available at https://www.reviewjournal.com/business/housing/las-vegas-house-prices-stop-sliding-at-least-for-now-2652369/ 4 Nevada Department of Employment, Training, & Rehabilitation’s December 2022 economic report, available at https://nevadaworkforce.com/_docs/Labor-Market-Overview/Current_Sub-State_Release.pdf 5 Las Vegas Convention & Visitor’s Authority article dated February 2, 2023, available at https://press.lvcva.com/all/las-vegas-welcomed-nearly-39-million-visitors-in-2022/S/7ddbf6e5-2808-4418-9db1-2b09483ec440 6 CNN Business article dated March 8, 2023, available at https://www.cnn.com/2023/03/08/homes/housing-shortage/index.html

Richardson Lands, Palisades III & IV- Collateral Description

Company share in the property	100%
Location of the land	Richardson, Texas
Property acquisition date	November 2011 & September 2014
Area of the land (current)	Palisades III-14 acres (~56.6 Dunam) Palisades IV-11.4 acres (~46.13 Dunam)
Land designation	Planned Development for commercial mixed-use (Office/Retail//Hospitality/ Multi-Family).
Value	Total: $20.1M(1)
	Palisades III - $12.5M(1) Palisades IV – $7.58M(1)
Debt	No Debt


Dallas
Irving
Garland
Arlington



PACIFIC OAK

(1) Appraised value as of December 31, 2022. The Company did not order an updated appraisal as of March 31, 2023, and does not believe there were any changes to the collateral value in Q1 2023.

23

24 Richardson Lands, Palisades III & IV- Background Richardson is considered an affluent suburban city with a population of 119,469 according to the 2020 census. The city has easy access to Dallas, Texas and is well served by major transportation networks. Richardson is home to The University of Texas at Dallas and a Telecom Corridor which has a high concentration of telecommunications companies. Its largest employers include State Farm Insurance which recently built a regional office campus comprised of three office towers with 1.5 million sq. ft., Blue Cross & Blue Shield which recently built its own regional office tower with 15 stories and 1.0 million sq. ft., and AT&T. Other high-profile employers include: Alcatel-Lucent, Ericsson, Samsung, Texas Instruments, Fujitsu, Yahoo, and Bank of America. The Company originally acquired the site in two separate transactions in Dec. 2011 and Sept. 2014, and was successful in gaining approvals for a land development plan including zoning and density changes in 2014. The Company already sold some of the acreage, in two separate sales to a major homebuilder and a multi-family developer, back in 2015. The single-family land was sold for approximately $335,000/acre and the multi-family land was sold for approximately $922,000/acre. The land has frontage on six arterial roads and is considered to have good visibility.

25 Development of the area over the years Source: images from Google Earth As of April 2011 Land was acquired in Dec. 2011 & Sept. 2014 As of June 2022

26 Collateral Summary # Name Location Acreage Valuation(1) Usage Comments 1 Park Highlands Village 1 parcel Las Vegas, Nevada 64.89 $35.6M Residential, plus community park The parcel is under contract to be sold for $35.6 million. 2 Park Highlands Village 2 parcel Las Vegas, Nevada 354.12 $139.5M Residential, plus Commercial Mixed-Use 3 Richardson Palisades III Richardson, Texas 14 $12.5M Commercial Mixed-Use (Office/Retail/Hospitality/ Mutli-Family)4 Richardson Palisades IV Richardson, Texas 11.4 $7.58M Total 444.41 $195.18M (1) Appraised value as of December 31, 2022. The Company did not order an updated appraisal as of March 31, 2023, and does not believe there were any changes to the collateral value in Q1 2023.

 WWW.DESIGNPOWER.COM Updates & Financial Statement Supplements as of March 31st, 2023 Marquette Plaza- Minneapolis, MN 27

Gross Profit by Property & Sector

($ in '000s)

			Gross Profit ($000's)[1]					
Property Name	**City, State**	**Property Type**	**Q1 2023**	**Q4 2022**	**Q3 2022**	**Q2 2022**	**Annualized Q1 2023**	**Yr. Ending Q1 2023**
Richardson Office Portfolio	Richardson, TX	Office	$ 549	$ 582	$ 504	$ 674	$ 2,196	$ 2,309
Park Centre	Austin, TX	Office	497	406	572	757	1,990	2,231
Crown Pointe	Dunwoody, GA	Office	1,304	1,344	1,334	1,365	5,215	5,346
Marquette Plaza	Minneapolis, MN	Office	2,020	2,051	1,718	1,899	8,081	7,688
8 & 9 Corporate Centre	Nashville, TN	Office	1,319	1,348	1,219	1,310	5,274	5,196
Georgia 400 Center	Alpharetta, GA	Office	908	986	813	955	3,631	3,661
Lincoln Court	Campbell, CA	Office	861	757	958	986	3,443	3,562
Oakland City Center	Oakland, CA	Office	1,389	1,254	1,198	1,598	5,557	5,439
Madison Square (JV)	Phoenix, AZ	Office	279	355	31	175	1,117	841
		Subtotal - Consolidated Office	*9,126*	*9,082*	*8,347*	*9,720*	*36,503*	*36,274*
1180 Raymond	Newark, NJ	Apartment	1,079	1,096	947	907	4,317	4,030
Lofts at NoHo Commons (JV)	North Hollywood, CA	Apartment	1,257	1,286	1,290	1,208	5,027	5,041
		Subtotal - Apartment	*2,336*	*2,382*	*2,237*	*2,115*	*9,343*	*9,070*
Pacific Oak Residential Trust (PORT)	Various	Single-Family Rentals	4,665	4,231	3,806	2,770	18,662	15,472
		Subtotal - SFR	*4,665*	*4,231*	*3,806*	*2,770*	*18,662*	*15,472*
Q&C Hotel (JV)	New Orleans, LA	Hotel	1,065	932	174	1,271	4,261	3,442
		Subtotal - Hotel	*1,065*	*932*	*174*	*1,271*	*4,261*	*3,442*
110 William St. [2]	New York, NY	Office	1,286	1,436	1,478	1,852	5,145	6,052
353 Sacramento [2]	San Francisco, CA	Office	594	392	517	339	2,376	1,842
		Subtotal - Unconsolidated Office	*1,880*	*1,827*	*1,996*	*2,191*	*7,521*	*7,894*
Adjustments for Other Properties, Incl. Sold Properties			(849)	316	3,229	4,136	(3,398)	6,833
		Subtotal - All Properties	*18,223*	*18,771*	*19,789*	*22,202*	*72,893*	*78,986*
		Less: Minority Interest	(201)	(193)	(268)	(811)	(804)	(1,473)
		Grand Total (Before Adjustments)	***$ 18,022***	***$ 18,579***	***$ 19,521***	***$ 21,391***	***$ 72,089***	***$ 77,513***
Pro Forma Adjustments:								
(i) Adj. Q&C Hotel to Q1 2023 Trailing Twelve Months [3]							(827)	(90)
(ii) Adj. 353 Sacramento to exclude bad debt recorded in year ending Q1 2023 [4]							-	583
Grand Total (After Adjustments)							***$ 71,262***	***$ 78,006***

PACIFIC OAK

(1) Gross profit is measured for properties only, and excludes the dividend income from equity securities. Annualized regular dividend income on the securities owned as of March 31, 2023 is $4.4 million.
(2) Reflects the Company's 60% & 55% interest in the joint ventures that own 110 William Street and 353 Sacramento, respectively. Rental income and expenses for these properties are included in equity in income (loss) of unconsolidated joint venture in the Company's consolidated statements of operations.
(3) Pro forma adjustment is made for the hotel because of the seasonal nature of its operations.
(4) 353 Sacramento recorded bad debt of $1.1 million for the year ending Q1 2023 related to a lease termination with a tenant who stopped paying rent. The rental revenue had been recognized over multiple prior periods, and thus a pro forma adjustment is included for the Company's 55% share of the bad debt to eliminate the impact of this non-recurring item.

28

Portfolio Occupancy

Property Name	City, State	Property Type	Rentable Square Ft. March 31, 2023	Mar. 31, 2023 Leased Occupancy % [1]	Dec. 31, 2022 Leased Occupancy % [1]	Sep. 30, 2022 Leased Occupancy % [1]	Jun. 30, 2022 Leased Occupancy % [1]
Richardson Office Portfolio	Richardson, TX	Office	428,030	65.4%	70.5%	73.3%	73.3%
Park Centre	Austin, TX	Office	205,096	63.1%	64.2%	74.9%	74.9%
Crown Pointe	Dunwoody, GA	Office	509,792	65.9%	65.8%	73.1%	73.1%
Marquette Plaza	Minneapolis, MN	Office	522,656	90.4%	79.8%	79.8%	79.8%
8 & 9 Corporate Centre	Nashville, TN	Office	315,299	87.3%	86.1%	82.2%	82.2%
Georgia 400 Center	Alpharetta, GA	Office	429,768	66.1%	68.5%	76.1%	76.1%
Lincoln Court	Campbell, CA	Office	123,529	83.3%	85.4%	91.1%	91.1%
Oakland City Center	Oakland, CA	Office	368,032	60.1%	64.8%	63.6%	63.6%
Madison Square (JV)	Phoenix, AZ	Office	313,758	43.8%	43.8%	43.8%	43.8%
		Subtotal - Consolidated Office	3,215,960	69.6%	69.4%	72.4%	72.4%
1180 Raymond	Newark, NJ	Apartment	268,648	94.6%	95.6%	95.3%	88.0%
Lofts at NoHo Commons (JV)	North Hollywood, CA	Apartment	224,755	94.9%	94.5%	93.8%	95.5%
Subtotal		*Subtotal - Apartment*	493,403	94.7%	95.1%	94.6%	91.4%
Pacific Oak Residential Trust (PORT)	Various	Single-Family Rentals	3,525,388	94.4%	94.0%	93.4%	92.2%
		Subtotal - SFR	3,525,388	94.4%	94.0%	93.4%	92.2%
110 William St. (Unconsolidated JV) [2]	New York, NY	Unconsolidated Office	928,157	54.0%	55.0%	58.9%	59.1%
353 Sacramento Unconsolidated JV [2]	San Francisco, CA	Unconsolidated Office	284,751	49.4%	49.4%	49.4%	49.4%
		Grand Total	**8,447,659**	**79.0%**	**78.9%**	**80.2%**	**79.5%**

PACIFIC OAK

(1) Leased occupancy reflects actual leases signed, including leases that may not have commenced, as of the periods shown above.
(2) The Company owns a 60% and 55% interest, respectively, in the joint ventures that own 110 William Street and 353 Sacramento.

29

30 Assets Table, as of March. 31st 2023 (1) Balance sheet reflects these estimated fair values for investment properties and investments in joint ventures, except for Q&C Hotel which is carried on a cost basis, in accordance with International Financial Reporting Standards.

31 Assets Table, as of March. 31st 2023 (1) Balance sheet reflects these estimated fair values for investment properties and investments in joint ventures, except for Q&C Hotel which is carried on a cost basis, in accordance with International Financial Reporting Standards.

32 Assets Table, as of March. 31st 2023 (1) Balance sheet reflects these estimated fair values for investment properties and investments in joint ventures, except for Q&C Hotel which is carried on a cost basis, in accordance with International Financial Reporting Standards.

33 Equity Securities The Company owns the following real estate equity securities: Shares Owned March 31, 2023 Market Value May 15, 2023 Market Value Franklin Street Properties (NYSE Ticker: FSP) 6,915,089 10,856,690$ 10,372,634$ Per Share 1.57 1.50 Plymouth Industrial REIT (NYSE Ticker: PLYM) 613,085 12,880,916 12,801,215 Per Share 21.01 20.88 Keppel-Pacific Oak US REIT (SGX Ticker: CMOU) 64,165,352 24,382,834 19,891,259 Per Share 0.38 0.31 Total 48,120,439$ 43,065,107$

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